EXHIBIT INDEX

EXHIBIT NO.                               DESCRIPTION
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23           Consent of Grant Thornton LLP



Grant Thornton LLP
Chartered Accountants
Canadian Member Firm of
Grant Thornton International

March 9, 2001

Central Capital Venture Corporation
Suite 450, 900 Jackson Street
Dallas, Texas
75205


Attention:        Rex Crim

Dear Sir,

Re:      Central Capital Venture Corporation
         Securities and Exchange Commission Form 8K

We refer to the attached Form 8K dated March 9, 2001 related to the write-off of the Company's investment in Datanet Information Systems, Inc.

We consent to the reference to our firm in the above mentioned document.


Yours truly,

Chartered Accountants